Exhibit 4.2

EXECUTION VERSION

APPIAN CORPORATION

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

APPIAN CORPORATION

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 21st day of February, 2014, by and among APPIAN CORPORATION a Delaware corporation (the “Company”), each of the persons and entities listed on Exhibit A hereto (the investors as of immediately prior to the date hereof are sometimes referred to herein as the “Existing Investors,” and the new investors that are parties hereto are sometimes referred to herein as the “New Investors,” and the Existing Investors and the New Investors collectively, the “Investors,” and each individually, an “Investor”) and each of the persons listed on Exhibit B hereto (the “Founders,” and each individually, a “Founder”).

RECITALS

A. The New Investors are purchasing shares of the Company’s Series B Convertible Preferred Stock (together with the Company’s Series A Convertible Preferred Stock, the “Preferred Stock”), pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement (the “Series B Purchase Agreement,” and together with that certain Series A Convertible Preferred Stock Purchase Agreement dated July 8, 2008, the “Purchase Agreements”) of even date herewith (the “Financing”).

B. The obligations in the Series B Purchase Agreement are conditioned on, among other things, the execution and delivery of this Agreement.

C. The Existing Investors and the Company are parties to an Investor Rights Agreement dated July 28, 2008 (the “Prior Agreement”);

D. The Existing Investors and the Company desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

E. In connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant the registration rights, information rights, and other rights to the Investors as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) “Founder” means each of Matthew Calkins, Michael Beckley, Robert Kramer and Marc Wilson.

(e) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

(f) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(g) “Major Investor” means an Investor or Holder holding at least 700,000 Shares or Registrable Securities issued upon conversion thereof or exchange therefor.

(h) “Participating Investors” means the Major Investors and the Founders.

(i) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j) “Registrable Securities” means (i) Common Stock of the Company issuable or issued upon conversion of the Shares, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities in Section 1.1(j)(i) and (iii) any other shares of Common Stock of the Company held by an Investor or a permitted transferee. Notwithstanding the foregoing, Registrable Securities shall not include any securities (A) sold by a person to the public either pursuant to a registration statement or Rule 144, (B) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned, or (C) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of preferred stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

(k) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(l) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(m) “SEC” or “Commission” means the Securities and Exchange Commission.

(n) “Securities Act” shall mean the Securities Act of 1933, as amended.

(o) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale.

(p) “Preferred Stock Designees” shall mean the Series A Designees and the Series B Designee, each as defined in the Company’s Second Amended and Restated Certificate of Incorporation.

(q) “Shares” shall mean the Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and such Investors’ permitted assigns.

(r) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan, (ii) a registration statement related to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction, (iii) a registration statement related to the offer and sale of debt securities or the stock issuable upon conversion thereof, or (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the relevant circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or its stockholders in accordance with their ownership interest, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder’s family member or trust, limited partnership or limited liability company for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, and provided that second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of Section 2.2(c), if the Company shall receive a written request from the holders of at least a majority of the Shares (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of all or part of the Registrable Securities then outstanding having an aggregate offering price of at least $5,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board (or, if no Chairman has been appointed, then the Chief Executive Officer or President of the Company) stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days;

(v) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company solely for cash (excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder; provided that such notice and inclusion rights shall not apply to the Initial Offering unless stockholders other than the Holders are offered the opportunity to include their shares in the Initial Offering and related registration. In no event shall the proviso in the preceding sentence be construed as an obligation of the Company to offer all stockholders other than Holders the opportunity to participate in the Initial Offering and related registration. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company reflecting the terms of the underwriting as agreed upon between the Company and such underwriters. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by such Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty-three percent (33%) of the total amount of securities included in such registration, unless such registration relates to the Initial Offering, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholders’ securities are included in such registration. In no event will shares of any other selling stockholder be included in such registration without the written consent of those Holders of a majority of the Registrable Securities held by the Investors and proposed to be sold in the offering if such inclusion would reduce the number of shares that may be included by Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders, or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

(iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement, provided that such Holders will be permitted to register such shares in such public offering as requested to be registered pursuant to Section 2.3 hereof without reduction by the underwriter thereof, or

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) to undertake any subsequent registration, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 270 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five (5) years after the date of the Company’s Initial Offering.

2.8 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation by the Company; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder and stated to be specifically for use in connection with such registration (a “Holder Violation”); and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.9 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to (i) any partner or retired partner of such Holder which is a partnership, (ii) any member or former member of such Holder which is a limited liability company, (iii) any affiliate of such Holder; (iv) any family member or trust for the benefit of such individual Holder or (v) any Holder that acquires a sufficient number of shares of Registrable Securities to qualify as a Major Investor; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.11 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and those Investors holding at least 75% of the Registrable

Securities then held by Investors. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.12 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not, without the prior written consent of those Holders of at least 75% of the Registrable Securities then outstanding held by the Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on a parity with or senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.

2.13 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not, without the prior written consent of the managing underwriter, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

(i) such agreement shall apply only to the Company’s Initial Offering;

(ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements; and

(iii) such agreement shall provide that any discretionary waiver or termination of the restrictions of such agreement by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company shall apply pro rata to all Holders subject to such agreement, based on the number of Registrable Securities then subject to such agreement.

2.14 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.13 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.13 and this Section 2.14 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.13 and 2.14. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.13 and 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.15 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees that, at all times when the Company is subject to the reporting requirements of the Securities Act and of the Exchange Act, it shall use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Major Investor with a balance sheet of the Company, as at the end of such fiscal year, a statement of income, a statement of stockholders’ equity, and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national or regional standing selected by the Board.

(c) The Company will furnish each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the

Company, and in any event within forty five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d) The Company will furnish each Major Investor as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(e) The Company will furnish each Major Investor at least thirty (30) days prior to the beginning of each fiscal year (and as soon as available, any subsequent written revisions thereto) a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year (a “Budget”).

(f) At the request of any Major Investor, the Company will furnish such Major Investor as soon as practicable an up-to-date capitalization table of the Company in a form reasonably satisfactory to such Major Investor, certified by the Company’s Chief Financial Officer or Chief Executive Officer.

(g) In the event the Company shall fail to provide the Major Investors with the financial information set forth in Section 3.1(b), Section 3.1(c) and Section 3.1(d), and such failure shall not have been cured within five (5) days after the Company’s receipt of written notice of such failure from a Major Investor, the Investors (by vote of the Investors holding a at least 75% of the Preferred Stock) may engage, on behalf of the Company, an accounting firm to compile and deliver the information and reports required by such sections, and the Company hereby agrees to make available all information necessary to enable such accounting firm to undertake such review and reporting and hereby agrees to bear all expense associated with the engagement of such accounting firm.

(h) All financial information and budgets required under Section 3.1(b)-(f) above shall consist of consolidated financial statements (consolidating the Company and its subsidiaries) unless the rules of generally accepted accounting principles provide otherwise.

3.2 Other Materials. As soon as practicable (or otherwise as provided herein), the Company will furnish each Major Investor with copies of the following documents:

(a) Material documents filed with governmental agencies, including, without limitation, the Internal Revenue Service, the Environmental Protection Agency, and the SEC, within thirty (30) days after filing;

(b) Pleadings of any material lawsuits filed by or against the Company, within thirty (30) days after filing or service of process;

(c) Notices regarding any default on any loan or lease to which the Company is a party, including, without limitation, the Purchase Agreements or any Related Agreements (as defined in the Purchase Agreements), within five (5) days after discovery (such notices to contain a statement outlining such default and management’s proposed response);

(d) Notices regarding any material adverse effect on the assets, conditions, affairs, results of operations or prospects of the Company, financially or otherwise, within five (5) days after discovery (such notices to contain a statement outlining such default and management’s proposed response); and

(e) Any other documents or information reasonably requested by an Investor.

3.3 Inspection Rights. Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.3 with respect to a competitor of the Company (as reasonably determined by the Board) or with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.4 Confidentiality of Records. Each Investor agrees to keep confidential, and to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor pursuant to Section 3.1 and 3.2 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law.

3.5 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.6 Stock Vesting. Unless otherwise approved by the Board (including the affirmative vote of the Preferred Stock Designees), all restricted stock, stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty percent (20%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) eighty percent (80%) of such stock shall vest in equal annual installments over the remaining four (4) years. With respect to any shares of stock purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person.

3.7 Key Man Insurance. The Company shall maintain in full force and effect term life insurance in the amount of one million dollars ($1,000,000) on the life of Matthew Calkins (for so long as Mr. Calkins remains an employee of the Company); naming the Company as beneficiary. Such policy will not be cancelable by the Company without the prior approval of the Board (which approval shall include the affirmative approval of the Preferred Stock Designees).

3.8 Directors and Officers Insurance. The Company shall maintain, during the term of this Agreement, its director and officer liability insurance with coverage limits of at least three million dollars ($3,000,000) per occurrence or such other coverage limits as may be reasonably determined by the Board to be acceptable (including the affirmative approval of the Preferred Stock Designees). If requested by any of the Preferred Stock Designees, the Company will add one designee of NBVP or NEA 14, as applicable, as a notice party for such policy and shall request that the issuer of such policy provide such designee with ten (10) days notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof. In the event of a Change in Control (as defined below), proper provisions shall be made so that successors of the Company assume the Company’s obligations with respect to the indemnification of Directors for a period of not less than five years.

3.9 Board of Directors.

(a) The Company will reimburse the Investors for reasonable expenses of its nominees incurred in attending meetings of the Board (including the committees thereof) and any other meetings or events attended on behalf of the Company at the Company’s request (such as trade shows) as a director.

(b) Meetings of the Board shall take place no less than once every four (4) weeks until such time as the Board votes (which vote shall include the affirmative vote of the Preferred Stock Designees) to schedule such meetings less frequently.

3.10 Observation Rights. The Company shall allow one representative designated by Novak Biddle Venture Partners V, L.P. (“NBVP”) and one representative designated by New Enterprise Associates 14, Limited Partnership (“NEA 14”) to attend and participate in all meetings of the Board and any committee thereof in a nonvoting capacity, and in connection therewith, the Company shall give such representatives copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board; provided, however, that the Company reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons; and provided, further, that such rights shall terminate in the event NBVP or NEA 14 no longer owns at least 20% of the Shares (or Registrable Securities issued upon conversion or exchange therefor) it will have purchased pursuant to the Purchase Agreements. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

3.11 Compensation and Audit Committees. The Company shall maintain a Compensation Committee and an Audit Committee of the Board, each consisting of no more than three (3) members of the Board. One Series A Designee and the Series B Designee shall be a member of each such committee. The Compensation Committee shall make recommendations to the Board with respect to (i) the compensation or other remuneration at an annual rate in excess of two hundred fifty thousand dollars ($250,000), (ii) any severance pay or right to continued compensation from the Company following termination of services to the Company other than that consistent with the Company’s then current policies, (iii) cash bonuses or sales commissions, (iv) salaries or positions which cannot be immediately changed by the Company, and (v) issuances or grants of capital stock (or rights, options or other convertible securities therefor) of the Company, to any director, officer or employee of, or any consultant or adviser to, the Company or any of its subsidiaries. Other than the Appian Corporation 2007 Stock Option Plan, no employee stock option plan, employee stock purchase plan, employee restricted stock plan or other employee stock plan shall be established without the approval of the Board (including the affirmative recommendation of the Compensation Committee, once established).

3.12 Board Approval of Certain Transactions. The Company will not do any of the following, unless previously approved by a majority of the Board (including the affirmative vote of the Preferred Stock Designees):

(a) Incur indebtedness for borrowed money (excluding capital leases) in excess of $150,000; or

(b) Enter into or grant an exclusive license of any of the Company’s intellectual property;

(c) Increase the shares reserved pursuant to the Company’s 2007 Stock Option Plan above 2,496,438;

(d) Enter into transactions with any director or management employee of the Company or their immediate families or affiliates thereof, other than the transactions contemplated by the Purchase Agreements and the Related Agreements;

(e) Enter into any material new line of business or materially change the Company’s existing line of business; or

(f) Enter into or approve any transaction that results in a security interest being placed on all or substantially all of the Company’s assets or intellectual property.

3.13 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants of the Company who begin work after the date hereof at the time they first begin working for the Company (whether as an employee or as a consultant) to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form previously provided to the Investors, as such agreement may be amended from time to time in consultation with legal counsel to the Company.

3.14 Directors’ Liability and Indemnification.

(a) The Company’s Second Amended and Restated Certificate of Incorporation and Bylaws (as such Second Amended and Restated Certificate of Incorporation and Bylaws may be amended from time to time) shall provide (a) for limitation of the liability of directors to the maximum extent permitted by law, and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In the event any suit is filed or claim is asserted against a director or former director of the Company as a result of such director’s or former director’s service on the Board, the Company will provide such director or former director access to all records and files of the Company as he or she may reasonably request in defending against or preparing to defend against any such suit or claim.

(b) The Company further agrees that it shall deliver an indemnification agreement in the form previously approved by the Board of Directors to any person who becomes a member of the Board of Directors as a director elected by the holders of Preferred Stock after the date hereof.

3.15 Qualified Small Business. The Company will use its commercially reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause the Shares not to so qualify as “Qualified Small Business Stock,” so long as the Board (including all of the Preferred Stock Designees) determines that it is in the best interests of and not unduly burdensome to the Company to comply with the provisions of Section 1202 of the Code. The Company further covenants to submit to state and federal taxation authorities, and to each Major Investor upon its reasonable request, such form and filings as may be required to document the Company’s compliance with its franchise or income tax return for the current income year.

3.16 Real Property Holding Corporation. The Company shall provide prompt notice to NEA 14 following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by NEA, the Company shall provide NEA 14 with a written statement informing them whether their interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made.

3.17 Use of Proceeds. The Company agrees that it will use the proceeds of the sale of the Series B Preferred Stock for repurchases of 3,060,025 shares of its Common Stock, working capital and general corporate purposes, unless a majority of the Board, including the Preferred Stock Designees, approves other uses thereof. For the avoidance of doubt, the Company agrees that it will repurchase all of such shares of Common Stock no later than two weeks after the date of this Agreement at a price of $12.2548 such that NEA 14 and/or its affiliates will own ten percent of the Company on a fully-diluted basis once the repurchases are complete.

3.18 Market Stand-off. All outstanding shares of Common Stock and preferred stock, and all future shares of Common Stock and preferred stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities shall be subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.

3.19 Press Release. Any press release issued by the Company in connection with, or referencing the Financing, must be previously approved by NEA 14. Expenses in connection with such press release shall be paid for by the Company.

3.20 IPO Purchase Rights.

(a) In the event the Company effects the Initial Offering, and to the extent permitted by applicable law, the Company shall consult with the underwriters selected for such underwriting by the Company and request that such underwriters designate a number of shares equal to ten percent (10%) of the Common Stock to be offered in the Initial Offering (including any shares eligible to be purchased by the underwriters upon exercise of their over-allotment option and any shares registered under a registration statement filed with the SEC pursuant to Rule 462(b) promulgated under the Securities Act) for sale under a “directed shares program” and further request such underwriter to allocate fifty percent (50%) of such directed shares program to the Investors, providing to each Investor (or such Investor’s designees) the right to purchase in such Initial Offering its pro rata portion (based on the ratio of (i) the number of shares of Common Stock of which such Investor is deemed to be a holder immediately prior to such Initial Offering (calculated on an as-converted to Common Stock basis) to (ii) the total number of shares of Common Stock of which all Investors are deemed to be holders immediately prior to such offering (calculated on an as-converted to Common Stock basis)) of such allocation of publicly offered securities (the “Reserved IPO Shares”). In this regard, the Company will use its commercially reasonable efforts to obtain the approval of the underwriters of the Initial Offering to the Investors’ purchase rights set forth in this Section 3.20. In the selection of underwriters for the Initial Offering, in no event shall the willingness of any candidate for underwriter to agree to establish the Reserved IPO Shares be used as a condition for selection or a requirement of an underwriter once selected.

(b) The sale of the Reserved IPO Shares shall be made under the then-applicable rules and regulations of federal and applicable state securities laws and the Financial Industry Regulatory Authority (“FINRA”). Notwithstanding any other provision of this Section 3.20, if the underwriter advises the Company that market factors require a limitation of the sale of Reserved IPO Shares, then the Company shall so advise each Investor and the number of Reserved IPO Shares shall be so reduced.

(c) In the event the Company is advised by the SEC or any other regulatory body with jurisdiction over the Initial Offering that the offering or sale of Reserved IPO Shares to the Investors as described in paragraph (a) above is contrary to any U.S. federal or state securities laws or the rules or regulations of the SEC, FINRA, the Nasdaq Stock Market, Inc. or any other regulatory body having jurisdiction over the Initial Offering, the Company shall provide written notice of such event to the Investors, and the Investors agree that their right to purchase Reserved IPO Shares pursuant to paragraph (a) above shall be deemed waived without any further action by the Investors but only to the extent necessary to comply with such applicable laws, rules and regulations; provided that (x) the Company has used its commercially reasonable efforts to timely resolve any regulatory issues that arise in connection with this arrangement, and (y) to the extent reasonably requested by any Investor, the Company has included such Investor or such Investor’s legal counsel in such a process.

3.21 Termination of Covenants. All covenants of the Company and the Investors contained in Section 3 of this Agreement (other than the provisions of Section 3.4) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering, which results in the Preferred Stock being converted into Common Stock or (ii) upon an Acquisition or Asset Transfer (each as defined in the Company’s Certificate of Incorporation as in effect as of the date hereof ) (a “Change of Control”).

SECTION 4. PREEMPTIVE RIGHTS.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Participating Investor shall have the right to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Participating Investor’s pro rata share is equal to the ratio of (a) the total number of outstanding shares of the Company’s Common Stock (including shares of Common Stock that have been issued or may be issued upon conversion of Shares or other convertible securities which such Participating Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities) to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon conversion or exchange of other securities convertible into or exchangeable for Common Stock immediately prior to the issuance of the Equity Securities). The term “Equity Securities” shall mean (i) any Common Stock, preferred stock or other equity security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, preferred stock or other equity security or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price not lower and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of

Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Participating Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Participating Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Participating Investors who do so elect and shall offer such Participating Investors the right to acquire such unsubscribed shares based on their relative pro rata shares as computed in Section 4.1 hereof. The Participating Investors shall have ten (10) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Participating Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Participating Investor’s rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Participating Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Participating Investors in the manner provided above.

4.4 Termination and Waiver of Preemptive Rights. The preemptive rights established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s Initial Offering or (ii) a Change in Control. The preemptive rights established by this Section 4 may be amended, or any provision waived with respect to a particular transaction with the written consent of Investors holding at least 75% of the Registrable Securities then held by all Investors, or as permitted by Section 5.5.

4.5 Transfer of Preemptive Rights. The preemptive rights of each Participating Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) Up to an aggregate of 2,496,438 shares of Common Stock (and/or options, warrants or other purchase rights to purchase Common Stock, provided that any such options, warrants or other purchase rights that expire or terminate unexercised or any restricted Common Stock repurchased by the Company at cost shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants or as new options, warrants or other purchase rights to purchase Common Stock) approved by the Board and issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to the Company’s 2007 Stock Option Plan or such other stock purchase or stock option plan or other arrangements that are approved by the Board (including the affirmative approval of the Preferred Stock Designees);

(b) stock issued pursuant to any rights or agreements, options, warrants or convertible securities granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board (including the affirmative vote of the Preferred Stock Designees);

(d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) shares of Common Stock issued upon conversion of shares of the Company’s preferred stock;

(f) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board (including the affirmative vote of the Preferred Stock Designees);

(g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(h) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Board (including the affirmative vote of the Preferred Stock Designees); and

(i) Shares of Preferred Stock issued pursuant to the Purchase Agreements.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the State of Delaware. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least 75% of the Registrable Securities then held by the Investors.

(b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least 75% of the Registrable Securities then held by the Investors.

(c) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

(d) Any amendment or waiver effected in accordance with this Agreement shall be binding upon each Investor and Holder of Registrable Securities in accordance with the terms hereof.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof, Exhibit A or Exhibit B hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.11 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.12 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.13 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the holders of at least a majority of the Registrable Securities held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

THE COMPANY:

APPIAN CORPORATION

By:
Name:		Matthew Calkins
Title:		President and Chief Executive Officer

	Address:	1875 Explorer Street
4th Floor
Reston, VA 20190
Facsimile: (703) 442-8919

THE NEW INVESTORS:

NEW ENTERPRISE ASSOCIATES 14, LIMITED PARTNERSHIP
By:		NEA Partners 14, Limited Partnership, its general partner
By:		NEA 14 GP, LTD, its general partner

By:
Name:
Title:

NEA VENTURES 2014, LIMITED PARTNERSHIP

By:
Name:
Title:

AMIT MUKHERJEE

THE EXISTING INVESTORS:

NOVAK BIDDLE VENTURE PARTNERS V, L.P.
By:		Novak Biddle Company V, LLC, its general partner

By:
Name:		A.G.W. Biddle, III
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

THE COMPANY:

APPIAN CORPORATION

By:
Name:		Matthew Calkins
Title:		President and Chief Executive Officer

	Address:	1875 Explorer Street
4th Floor
Reston, VA 20190
Facsimile: (703) 442-8919

THE NEW INVESTORS:

NEW ENTERPRISE ASSOCIATES 14, LIMITED PARTNERSHIP
By:		NEA Partners 14, Limited Partnership, its general partner
By:		NEA 14 GP, LTD, its general partner

By:
Name:		Louis S. Citron
Title:		Chief Legal Officer

NEA VENTURES 2014, LIMITED PARTNERSHIP

By:
Name:		Louis S. Citron
Title:		Vice - President

AMIT MUKHERJEE

THE EXISTING INVESTORS:

NOVAK BIDDLE VENTURE PARTNERS V, L.P.
By:		Novak Biddle Company V, LLC, its general partner

By:
Name:		A.G.W. Biddle, III
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

THE COMPANY:

APPIAN CORPORATION

By:
Name:		Matthew Calkins
Title:		President and Chief Executive Officer

	Address:	1875 Explorer Street
4th Floor
Reston, VA 20190
Facsimile: (703) 442-8919

THE NEW INVESTORS:

NEW ENTERPRISE ASSOCIATES 14, LIMITED PARTNERSHIP
By:		NEA Partners 14, Limited Partnership, its general partner
By:		NEA 14 GP, LTD, its general partner

By:
Name:
Title:

NEA VENTURES 2014, LIMITED PARTNERSHIP

By:
Name:
Title:

AMIT MUKHERJEE

THE EXISTING INVESTORS:

NOVAK BIDDLE VENTURE PARTNERS V, L.P.
By:		Novak Biddle Company V, LLC, its general partner

By:
Name:		A.G.W. Biddle, III
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

THE COMPANY:

APPIAN CORPORATION

By:
Name:		Matthew Calkins
Title:		President and Chief Executive Officer

	Address:	1875 Explorer Street
4th Floor
Reston, VA 20190
Facsimile: (703) 442-8919

THE NEW INVESTORS:

NEW ENTERPRISE ASSOCIATES 14, LIMITED PARTNERSHIP
By:		NEA Partners 14, Limited Partnership, its general partner
By:		NEA 14 GP, LTD, its general partner

By:
Name:
Title:

NEA VENTURES 2014, LIMITED PARTNERSHIP

By:
Name:
Title:

AMIT MUKHERJEE

THE EXISTING INVESTORS:

NOVAK BIDDLE VENTURE PARTNERS V, L.P.
By:		Novak Biddle Company V, LLC, its general partner

By:
Name:		A.G.W. Biddle, III
Title:		Managing Member

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

FOUNDERS

Matthew Calkins

Michael Beckley

Robert Kramer

Marc Wilson

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

FOUNDERS

Matthew Calkins

Michael Beckley

Robert Kramer

Marc Wilson

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

EXHIBIT A

SCHEDULE OF INVESTORS

Name and Address

Novak Biddle Venture Partners V, L.P.
7501 Wisconsin Ave.
East Tower, Suite 1380
Bethesda, Maryland 20814
Facsimile: (240) 223-0255
Attn: A.G.W. Biddle, III

New Enterprise Associates 14, Limited
Partnership
c/o New Enterprise Associates, Inc.
1954 Greenspring Drive, Suite 600
Timonium, MD 21093
Attn: Louis Citron

NEA Ventures 2014, Limited Partnership
c/o New Enterprise Associates, Inc.
1954 Greenspring Drive, Suite 600
Timonium, MD 21093
Attn: Louis Citron

Amit Mukherjee

EXHIBIT B

SCHEDULE OF FOUNDERS

Matthew Calkins

Michael Beckley

Robert Kramer

Marc Wilson